Exhibit 99.1

Bionano Reports Second Quarter 2026 Results and Provides a Business Update

Conference call today, August 10, 2026, at 4:30 PM ET

SAN DIEGO, August 10, 2026 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the second quarter ended June 30, 2026.

“Our second quarter results reflect a strong vote of confidence from our routine use customer community and the accelerating global adoption of optical genome mapping (OGM),” commented Al Luderer, Ph.D., chairman and interim chief executive officer of Bionano. “The evidence base supporting OGM continued to expand across a broad range of research areas, reflected by the year-over-year increase in OGM studies presented at major genetics conferences. All the while, growth in our consumable sales has been primarily driven by increased clinical adoption; this adoption, along with increased utilization at existing and new clinical sites, will continue to be the foundation of our growth. We were also pleased to welcome back Dr. Alex Hastie, one of the original architects of our technology, as Chief Scientific Officer. Equally important, we completed the full retirement of our outstanding secured convertible debentures during the quarter, a significant milestone that simplifies our financial profile and provides greater flexibility as we continue to grow adoption of OGM.”

Q2 2026 Financial Results

For the three-month period ended June 30, 2026, as compared to the same period of 2025:

•
Reported total revenue of $8.2 million, representing an increase of 21% from $6.7 million in the second quarter of 2025.
•
Consumables revenue was $4.3 million, representing an increase of 31%, as compared to the second quarter of 2025.
•
Sold 9,219 nanochannel array flow cells in the second quarter of 2026, representing an increase of 27 % over the 7,233 flow cells sold in the second quarter of 2025.
•
Generated gross margin of 53%, as compared to 52% for the second quarter of 2025.
•
Operating expenses increased by 2% to $11.5 million while adjusted operating expense1 decreased by 2%to $8.7 million.

Recent Business Highlights:

•
New publication from Johns Hopkins and MD Anderson Cancer Center in the American Journal of Hematology demonstrating that OGM can significantly outperform traditional analytical methods for detection of structural variations and chromosomal abnormalities in multiple myeloma.
•
Announced the largest OGM study of T-cell acute lymphoblastic leukemia to date, published in Modern Pathology, showing OGM detected genomic abnormalities in 97.8% of cases compared to 55% by conventional karyotyping.
•
Announced the full retirement of all outstanding Senior Secured Convertible Debentures, eliminating outstanding secured debt obligations and releasing all liens on the Company’s assets.
•
Announced multiple 2026 publications describing the unique utility of OGM in reproductive health and prenatal genetic disorders, with 13 studies analyzing 730 subjects published to date.
•
Announced a 67% year-over-year increase in studies featuring OGM at the 2026 European Society of Human Genetics (ESHG) conference, with authorship spanning 17 countries, up from 12 in 2025.

1”Adjusted gross margin” and “adjusted operating expense” are non-GAAP financial measures. Please refer to the section titled “Adjusted Financial Measures” below for a description of the adjusted financial measures used herein. Reconciliations of adjusted financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this release.

•
Announced the appointment of Alex Hastie, Ph.D., a foundational figure in Bionano’s scientific evolution, as Chief Scientific Officer.

2026 Outlook

We anticipate the following results for Q3 and the full year 2026:

•
Q3 2026 revenue guidance in the range of $8.2 to $8.6 million.
•
Full year 2026 revenue guidance in the range of $31 to $33 million.

Webcast Details

Webcast Details
Date:	Monday, August 10, 2026
Time:	4:30 p.m. Eastern Time
Participant Registration:	https://register-conf.media-server.com/register/BI94bcb9b989ac4cbf942ab6d5dd8738fe
Webcast:	https://edge.media-server.com/mmc/p/ui7wih6m/

Participants should register at the link above in advance of the call, and then click the webcast link before the call begins. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.

For more information, visit www.bionano.com or  www.bionanolaboratories.com.

Bionano’s products are for research use only and not for use in diagnostic procedures.

Adjusted Financial Measures

Note: Effective beginning the fiscal period ended March 31, 2026, the Company renamed certain of its non-GAAP financial measures. Measures previously reported as "non-GAAP gross margin," "non-GAAP operating expense," and other titles using "non-GAAP" are now presented as "adjusted gross margin," "adjusted operating expense," and similar designations, respectively. These title changes are intended solely to simplify the Company’s presentation and align with the nomenclature commonly used by the Company’s peers. The definitions, methodologies, and components underlying each of these measures remain unchanged from prior periods, and no adjustments have been made to the items included in, or excluded from, the calculation of any such measure on account of the title changes. Prior-period amounts and descriptions have been recast to conform to the current-period presentation.

To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided adjusted gross margin and adjusted operating expense in this press release and the accompanying conference call, each of which is an adjusted financial measure. The most directly comparable GAAP measures to these adjusted financial measures are gross margin, cost of revenue, selling, general and administrative expense, research and development expense, and operating expense, each as reported in accordance with GAAP. Adjusted gross margin excludes from gross margin reported in accordance with GAAP: stock-based compensation. Adjusted operating expense excludes from operating expense reported in accordance with GAAP: stock-based compensation, amortization of intangibles, transaction-related expenses, and executive transition costs. In addition, our reconciliation table provided at the end of this release contains certain additional adjusted metrics, including adjusted cost of revenue, adjusted selling, general and administrative expense, and adjusted research and development expense, each with adjustments as presented in the table. Stock-based compensation and certain other items excluded from our adjusted financial measures are recurring expenses for us and are expected to continue in future periods.

Bionano believes that each of these adjusted metrics is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing the Company’s performance and identifying trends in its business. Bionano uses these adjusted metrics internally to facilitate period-to-period comparisons and analysis of its performance in order to understand, manage and evaluate its business, to make operating decisions, and for forecasting and budgeting. Accordingly, Bionano believes presentation of these adjusted measures allows for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.

These adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its adjusted financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its adjusted financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its adjusted financial measures. Because of the non-standardized definitions of adjusted financial measures, each adjusted financial measure as used by Bionano in this press release and the accompanying reconciliation table has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

For a reconciliation of adjusted gross margin to gross margin reported in accordance with GAAP and adjusted operating expense to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this press release.

Forward-Looking Statements of Bionano Genomics

This press release and the accompanying conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding market adoption of our products; our commercial prospects and future financial and operating results; and our ability to meet our stated goals and commercial opportunities, including our full year and third quarter 2026 guidance. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to: our ability to improve our margins, extend our cash runway and reach a potential pathway to profitability; our ability to continue as a going concern as disclosed in our filings with the SEC, which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to execute on our strategy and achieve our objectives; the impact and utility of our cost savings initiative and our recent financing; our ability to continue to drive OGM (as defined above) adoption by potential customers for routine use in genomic analysis; the impact, or lack thereof, of Category I CPT codes to accelerate or increase the adoption of OGM; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; the impact of our Stratys™ system and VIA™ software to increase throughput and simplify analysis of OGM data; our ability to drive adoption of OGM and our technology solutions; our ability to further deploy new products and applications for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; our ability to consummate any strategic alternatives including the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the size and growth potential of the markets for our products, and our ability to serve those markets; the rate and degree of market acceptance of our products; our ability to manage the growth of our business and integrate acquired businesses; our ability to expand our commercial organization to address effectively existing and new markets that we intend to target; the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries; our ability to compete effectively in a competitive industry; the introduction of competitive technologies or improvements in existing technologies and the success of any such technologies; the performance of our third-party contract sales organizations, suppliers and manufacturers; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing; the impact of adverse geopolitical and macroeconomic developments, such as recent and future bank failures, ongoing international conflicts, and related sanctions, regional or global pandemics, inflation, tariffs, increased cost of goods, supply chain issues, and global financial market conditions; on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business and our expectations with respect to the duration of such impacts and the resulting effects on our business; our ability to realize the anticipated benefits and synergies of our prior and any future acquisitions or other strategic transactions; our ability to attract collaborators and strategic partnerships; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025, any subsequently filed Quarterly Reports on Form 10-Q and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as may be required by law.

CONTACT

Company Contact

Al Luderer, Chairman & Interim CEO

Bionano Genomics, Inc.

+1 (781) 507-4438

Aluder@bionano.com

Investor Relations:

Webb Campbell

Gilmartin Group

+1 (415) 520-5817

IR@bionano.com

BIONANO GENOMICS, INC

Condensed Consolidated Balance Sheet (Unaudited)

	(Unaudited)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$3,730	$2,990
Investments	6,189	16,279
Accounts receivable, net	4,366	5,200
Inventory	5,202	5,448
Prepaid expenses and other current assets	4,890	5,203
Restricted cash and investments	501	10,266
Total current assets	24,878	45,386
Property and equipment, net	13,017	14,847
Operating lease right-of-use asset	2,935	3,217
Financing lease right-of-use asset	2,993	3,095
Intangible assets, net	1,665	4,345
Other long-term assets	2,103	2,694
Total assets	$47,591	$73,584
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,562	$5,590
Accrued expenses	3,456	5,460
Contract liabilities	1,145	967
Operating lease liability	633	697
Finance lease liability	243	249
Convertible debentures payable (at fair value)	—	9,979
Total current liabilities	10,039	22,942
Operating lease liability, net of current portion	2,384	2,489
Finance lease liability, net of current portion	3,444	3,480
Long-term contract liabilities	118	249
Total liabilities	15,985	29,160
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	766,937	764,026
Accumulated deficit	(735,346)	(719,620)
Accumulated other comprehensive income (loss)	14	17
Total stockholders’ equity	31,606	44,424
Total liabilities and stockholders’ equity	$47,591	$73,584

Bionano Genomics, Inc.

Condensed Consolidated Statement of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$7,693	$6,310	$13,787	$12,314
Service and other revenue	478	423	1,071	876
Total revenue	8,171	6,733	14,858	13,190
Cost of revenue:
Cost of product revenue	3,724	3,150	6,929	6,202
Cost of service and other revenue	133	106	363	572
Total cost of revenue	3,857	3,256	7,292	6,774
Operating expenses:
Research and development	2,988	2,931	6,127	5,299
Selling, general and administrative	8,544	8,346	16,554	17,379
Total operating expenses	11,532	11,277	22,681	22,678
Loss from operations	(7,218)	(7,800)	(15,115)	(16,262)
Other income (expenses):
Interest income	146	277	369	566
Other income (expense)	(344)	676	(963)	5,756
Total other income (expense)	(198)	953	(594)	6,322
Loss before income taxes	(7,416)	(6,847)	(15,709)	(9,940)
Provision for income taxes	(7)	(10)	(17)	(18)
Net loss	$(7,423)	$(6,857)	$(15,726)	$(9,958)

Bionano Genomics, Inc.

Reconciliation of GAAP to Adjusted Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP gross margin:
GAAP revenue	$8,171	$6,733	$14,858	$13,190
GAAP cost of revenue	3,857	3,256	7,292	6,774
GAAP gross profit	4,314	3,477	7,566	6,416
GAAP gross margin %	53%	52%	51%	49%
Adjusted gross margin:
GAAP revenue	$8,171	$6,733	$14,858	$13,190
GAAP cost of revenue	3,857	3,256	7,292	6,774
Stock-based compensation expense	(27)	(40)	(58)	(77)
Adjusted cost of revenue	3,830	3,216	7,234	6,697
Adjusted gross profit	4,341	3,517	7,624	6,493
Adjusted gross margin %	53%	52%	51%	49%
GAAP operating expense
GAAP selling, general and administrative expense	$8,544	$8,346	$16,554	$17,379
Stock-based compensation expense	(872)	(880)	(1,433)	(2,180)
Intangible asset amortization	(1,340)	(1,340)	(2,680)	(2,680)
Transaction related expenses	(50)	(63)	(150)	(126)
Executive transition costs	(499)	—	(499)	—
Adjusted selling, general and administrative expense	5,783	6,063	11,792	12,393
GAAP research and development expense	$2,988	$2,931	$6,127	$5,299
Stock-based compensation expense	(71)	(160)	(149)	(410)
Adjusted research and development expense	2,917	2,771	5,978	4,889
Total adjusted operating expense	$8,700	$8,834	$17,770	$17,282